Exhibit (p) (ii) under Form N-1A
                                            Exhibit (99) under Item 601/Reg. S-K


                              M&I INVESTMENT MANAGEMENT CORP.

                                       CODE OF ETHICS


1.    Statement of General Fiduciary Principles

     This Code of Ethics is based on the principles that (i) Access Persons (as such term is hereinafter defined) owe a fiduciary duty to, among others, the shareholders of the Investment Company and the clients of the Investment Adviser to conduct their personal transactions in Securities in a manner which neither interferes with Investment Company portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's relationship to the Investment Company; (ii) in complying with this fiduciary duty, Access Persons owe shareholders and clients the highest duty of trust and fair dealing; and
(iii) Access Persons must, in all instances, place the interests of the shareholders of the Investment Company or clients of the Investment Adviser ahead of the Access Person's own personal interests or the interests of others. For example, in order to avoid the appearance of conflict from a personal transaction in a Security, the failure to recommend that Security to, or the failure to purchase that Security for, the Investment Company or Investment Adviser clients may be considered a violation of this Code.

     Access Persons must adhere to these general fiduciary principles, as well as comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures will not automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Security undertaken by such Access Person show a pattern of abuse of such Access Person's fiduciary duty to the Investment Company and its shareholders and the Investment Adviser and its clients or a failure to adhere to these general fiduciary principles.

2.    Definitions

(a)   "Adviser" means M&I Investment Management Corp. ("IMC").

(b) "Investment Company" means each registered investment company (and any series or portfolios of such company), which is advised by the Adviser and distributed by Federated Securities Corp. As the context requires, "Investment Company" may refer to one or more investment companies.

(c) "Access Person" means any director, trustee, officer, managing general partner, or Advisory Person of the Adviser, and all relatives living within the same household as such Access Person.

(d)   The "1940 Act" means the Investment Company Act of 1940, as amended.

(e) "Advisory Person" means (i) any employee of the Adviser, who, in connection with the employee's regular functions or duties, makes, participates in, or normally obtains information regarding the current purchases or sales of a Security by the Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Investment Company who normally obtains information concerning current recommendations made to the Investment Company with regard to the purchases or sales of a Security.

(f) "Associated Procedures" means those policies, procedures and/or statements that have been adopted by the Adviser, and which are designed to supplement this Code and its provisions.

(g) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(h) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possess voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

(i) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

(j) "Independent director" means a director or trustee of the Adviser who (i) is not an "Interested person" of the Investment Company within the meaning of Section 2(a)(19) of the 1940 Act; and (ii) is not an Advisory person.

(k) "Purchase or sale of a Security" includes the writing of an option to purchase or sell a Security.

(l) "Investment Personnel" include: Access Persons with direct responsibility and authority to make investment decisions affecting the Investment Company (such as fund managers); Access Persons who provide information and advice to such fund managers (such as securities analysts); and Access Persons who assist in executing investment decisions for the Investment Company (such as securities analysts); and Access Persons who assist in executing investment decisions for the Investment Company (such as traders). As the context requires, "Investment Personnel" may refer to one or more Access Persons.

(m) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include: equity and debt securities; options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security. For purposes of reporting, "Security" shall include futures contracts. "Security" shall not include: securities issued by the Government of the United States (including short term debt securities which are U.S. government securities pursuant to
     Section 2(a)(16) of the 1940 Act); bankers acceptances; bank certificates of deposit; commercial paper; shares of registered open-end investment companies; Securities which are not eligible for purchase or sale by the Investment Company (including any securities representing an ownership in M&I Corp. or Federated Investors or any of their subsidiaries or affiliates); and such other instruments as may be determined by the Investment Company's Board of Directors, from time to time.

(n) "Public Company" means any entity subject to the reporting requirements of the Securities Exchange Act of 1934.

3.    Exempted Transactions

     The prohibitions of Section 5 of this Code shall not apply to:

(a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

(b) Purchases or sales which are non-volitional on the part of either the Access Person or the Investment Company.

(c) Purchases which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer; or (upon advance notification and approval of the Director of Compliance) are part of an offering made available to a spouse of an Access Person solely by virtue of that spouse's employment.

(d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

4.    Pre-Clearance Requirement

(a) Access Persons must preclear every purcahse or sale of a security in which the Access Person has a beneficial interest (including transactions in pension or profit-sharing plans), in accordance with the following:

i. Securities must be precleared using Landmark Supplemental. ii. Access Persons without access to Landmark Supplemental must contact the Director of Compliance for forms to be used when submitting preclearance requests.

(b)  Preclearance approval remains in effect until the end of the business day.

(c) Preclearance approval and the receipt of express prior preclearance approval does not exempt you from the prohibitions outlined in this Code.

(d) When trading options, the Access Person must preclear the underlying security before entering into the option contract.


5.    Prohibited Transactions and Activities

(a) No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

i.    is being considered for purchase or sale by the Investment Company; or
ii.   is being purchased or sold by the Investment Company.

(b) Inducing or causing the Investment Company to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather the Investment Company, is a violation of this Code. Examples of this would include causing the Investment Company to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing the Investment Company to refrain from selling a Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

(c) Using knowledge of the Investment Company's portfolio transactions to profit by the market effect of such transactions is a violation of this Code. One test which will be applied in determining whether this prohibition has been violated will be to review the Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

(d) All Access Persons are prohibited from acquiring any Security distributed in an initial public offering, until trading of the Security commences in the secondary market.

(e) All Access Persons are prohibited from acquiring Securities for their personal accounts in a private placement made by an issuer that is a Public Company, without the express prior approval of the President of the Adviser (or his designee). In instances where an Investment Personnel, after receiving prior approval, acquires a Security in a private placement, the Investment Personnel has an affirmative obligation to disclose this Investment to the President of the Adviser (or his designee) if the Investment Personnel participates in any subsequent consideration of any potential investment, by the Investment Company, in the issuer of those Securities. The Investment Company's decision to purchase Securities of such an issuer (following a purchase by an Investment Personnel in an approved personal transaction) will be subject to an independent review by the President of the Adviser, or his designee, so long as the person conducting such review has no personal interest in the issuer.

(f) All Access Persons including all Investment Personnel are prohibited from executing a personal transaction in any Security on a day during which the Investment Company has a pending "buy" or "sell" order for that Security, and for seven (7) calendar days after the Investment Company purchases or sells the same Security. In addition, each Fund Manager or Fund Analyst is prohibited from purchasing or selling any Security within seven (7) calendar days before a purchase or sale of the same Security by the Marshall Fund portfolio managed by the Fund Manager or Fund Analyst. Further, any purchases or sales of any Security by Investment Personnel (other than a Fund Manager for the Marshall Fund portfolio in which the Security is purchased or sold), within seven (7) calendar days before the Investment Company purchases or sells the same Security are subject to review on a case-by-case basis for purposes of determining whether a violation of this Code has or may have occurred. Transactions undertaken in violation of these prohibitions will either be required to be unwound, or any profits realized by an Access Person on any personal transactions in Securities within the proscribed periods (either undertaken while the Investment Company has an open order, or within the 7-day blackout period) will be required to be disgorged (to an entity designated by the President of the Adviser [or his designee]), and the Access Person will be subject to disciplinary action, as determined by the Director of Compliance and/or the Investment Company's Board of Directors.

(g) All Investment Personnel are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity from, to or through whom the Investment Company purchases or sells Securities, or an issuer of Securities. For purposes of this limitation, de minimis value' is equal to $100 or less.

(h) All Investment Personnel are prohibited from serving on the boards of directors of any Public Company, absent express prior authorization from the President of the Adviser (or his designee). Authorization to serve on the board of a Public Company may be granted in instances where the President of the Adviser (or his designee) determines that such board service would be consistent with the interests of the Investment Company and its shareholders. If prior approval to serve as a director of a Public Company is granted, an Investment Personnel has an affirmative duty to excuse himself from participating in any deliberations by the Investment Company regarding possible investments in the securities issued by the Public Company on whose board the Investment Personnel sits.

(i) Notwithstanding the other restrictions of this Code to which Independent directors are subject, subparagraphs (d) through (f) of this Section 5 shall not apply to Independent directors.

6.    Reporting

(a) Every Access Person shall report to the Adviser the information described in Section 6(d) of this Code with respect to transactions (other than those personal transactions in Securities exempted under Section 3 of this Code) in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

(b) An Independent director of the Adviser need only report a personal transaction in a Security if such director, at the time of that personal transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Adviser, should have known that, during the 15-day period immediately preceding or following the date of the personal transaction by the director, such Security was purchased or sold by the Investment Company or was being considered for purchase or sale by the Investment Company or the Adviser.

(c) Within 10 calendar days of commencement of employment as an Access Person, the Access Person will provide the Director of Compliance a list including:

i. the full name, desrciption, number of shares and principal amount, of each security in which the Access Person had any direct or indirect beneficial owenrship when the person became an Access Person; and

ii. the name of any broker, dealer or bank maintaining an account in which any securities are held.

(d) A report shall be made not later than 10 calendar days after the end of each quarter, shall be dated and signed by the Access Person submitting the report and shall contain the following information:

i. the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

ii. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii.  the price at which the transaction was effected;

iv. if there were no personal transactions in Securities during the period, either a statement to that effect or the word "None" (or some similar designation).

(e) Every Access Person is required to maintain his or her personal securities trading account at M&I Trust Company. If the Access Person certifies that his/her account contains only mutual funds then he or she will be allowed to maintain his or her brokerage account outside of M&I Trust Company and no duplicate statements are required until such time as Securities are transacted in the account. If Securities are to be transacted in the account, the Access Person must transfer the account to M&I Trust Company within 30 days.

(f) Any Access Person who receives any gift, favor, preferential treatment, valuable consideration or other thing of value of more than de minimis value in any year from any person or entity that does business either with or on behalf of the Investment Company (including an issuer of Securities or any entity or person through whom the Investment Company purchases or sells Securities) is required to report the receipt of such gift to the Director of Compliance (or his designee). This reporting requirement shall not apply to:

i.   salaries,  wages,  fees or other  compensation  paid,  or expenses  paid or
     reimbursed,   in  the  usual  scope  of  an  Access   Person's   employment
     responsibilities for the Access Person's employer;

ii. the acceptance of meals, refreshments or entertainments of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

iii. the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

iv.  the  acceptance  of  gifts,  meals,  refreshments,   or  entertainments  of
     reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

v. the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

(g) All Access Persons, on an annual basis or upon request of the Director of Compliance (or his designee), will be required to furnish a list of all Securities held by such Access Person or the members of his household. In addition, all Access Persons are required, on an annual basis, to certify that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and that the Access person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

(h) An Independent director shall be exempt from the reporting requirements contained in subparagraphs (c) - (e) of this Section 6 of this Code, so long as at the time of the personal transaction in the Security, the Independent director neither knew, nor, in the ordinary course of fulfilling his official duties as a director of the Adviser, should have known that during the 15-day period immediately preceding or after the date of the transaction in the Security by the Independent director the Security was purchased or sold by the Investment Company, or considered for purchase or sale on behalf of the Investment Company by the Adviser.

7.    Sanctions

The Director of Compliance will review personal trading activity and trading records to identify possible violations. Upon determining that a violation of this Code or its Associated Procedures has occurred, the Director of Compliance may take such actions or impose such sanctions, if any, as it deems appropriate, including, but not limited to: (a) a letter of censure;
     (b) suspension; (c) a fine, either nominal or substantial; (d) the unwinding of trades; (e) the disgorging of profits; or (f) termination. These sanctions may be assessed individually or in combination. Prior violations by the Access Person and the degree of responsibility exercised by the Access Person will be taken into consideration in the assessment of sanctions. In instances where a member of the Access Person's household commits the violation, any sanction will be imposed on the Access Person.